Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS SECOND QUARTER 2020 RESULTS

~ Easterly Increases its 2020 FFO Guidance ~

WASHINGTON, D.C. – August 4, 2020 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended June 30, 2020.

Highlights for the Quarter Ended June 30, 2020:

•	Net income of $4.2 million, or $0.05 per share on a fully diluted basis
•	FFO of $27.8 million, or $0.32 per share on a fully diluted basis
•	FFO, as Adjusted of $27.0 million, or $0.31 per share on a fully diluted basis
•	CAD of $23.4 million
•	Acquired a 79,212-square foot Department of Veterans Affairs (VA) Outpatient Clinic in Mobile, Alabama (“VA - Mobile”)
•	Acquired a 51,647-square foot VA Outpatient Clinic in Chico, California (“VA - Chico”)
•

Issued 4,472,192 shares of the Company's common stock through the Company's March 2019 and December 2019 ATM Programs at a net weighted average price of $23.12 per share, raising net proceeds to the Company of approximately $103.4 million. 3,402,100 of these shares of the Company’s common stock were issued in settlement of certain forward sales transactions entered into in prior quarters

•

Expects to receive net proceeds of approximately $98.9 million from the sale of 3,873,223 shares of the Company’s common stock that have not yet been settled under its March 2019 and December 2019 ATM Programs, assuming these forward sales transactions are physically settled in full using a net weighted average initial forward sales price of $25.54

“Easterly’s ability to grow its platform at a time of economic and political uncertainty sets us apart from many of our peers,” said William C. Trimble, Easterly’s Chief Executive Officer. “We are extremely pleased with our performance in the first half of 2020 and remain confident in our ability to continue to execute on our proven strategy and demonstrate the inherent resiliency of the Easterly portfolio.”

Portfolio Operations

As of June 30, 2020, the Company wholly owned 74 operating properties in the United States, encompassing approximately 6.9 million square feet in the aggregate, including 72 operating properties that were leased primarily to U.S. Government tenant agencies and two operating properties that were entirely leased to private tenants. As of June 30, 2020, the portfolio had a weighted average age of 13.1 years, based upon the date the property was built or renovated-to-suit, was 100% leased, and had a weighted average remaining lease term of 7.7 years.

The Company currently has two active build-to-suit projects, each for the beneficial use of the Food and Drug Administration (FDA), totaling approximately 222,000-square feet. The first, a 59,690-square foot FDA laboratory in Lenexa, Kansas, is under construction. The second, an approximately 162,000-square foot FDA laboratory in Atlanta, Georgia, is in the design development stage. Separate 20-year leases with the General Services Administration (GSA) will commence at each of the locations upon completion.

Acquisitions and Development Activities

On April 3, 2020, the Company acquired a 79,212-square foot Department of Veterans Affairs (VA) Outpatient Clinic in Mobile, Alabama. VA - Mobile, part of the Gulf Coast Veterans Health Care System, is a build-to-suit outpatient clinic that was completed in 2018. This modern facility sits on a roughly 13-acre campus and is subject to an initial 15-year non-cancelable lease term that expires in December 2033. The facility provides a wide range of medical and ancillary services including primary care, mental health services and laboratory services. This facility replaced the prior VA clinic in Mobile, Alabama to help address the needs of the approximately 54,000 veterans in the surrounding region.

On April 30, 2020, the Company acquired a 51,647-square foot VA Outpatient Clinic in Chico, California. VA - Chico is a brand-new, build-to-suit facility that was completed in mid-2019. The state-of-the-art facility is designed to achieve a LEED healthcare Silver certification and is leased to the VA for an initial, non-cancelable lease term of 15 years that expires in June 2034. The facility provides a wide range of medical and ancillary services, including primary care, audiology, laboratory services, mental health, nutrition, otolaryngology (ENT), a pharmacy, social work and women’s health. The facility is located adjacent to the Chico VA Readjustment Counseling Service Center.

Balance Sheet and Capital Markets Activity

As of June 30, 2020, the Company had total indebtedness of $906.0 million comprised of $100.0 million outstanding on its 2016 term loan facility, $150.0 million outstanding on its 2018 term loan facility, $450.0 million of senior unsecured notes, and $206.0 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). As of June 30, 2020, the Company had no borrowings outstanding on its revolving credit facility. At June 30, 2020, Easterly’s outstanding debt had a weighted average maturity of 7.6 years and a weighted average interest rate of 3.7%. As of June 30, 2020, Easterly’s Net Debt to total enterprise value was 30.1% and its Net Debt to annualized quarterly EBITDA and Adjusted Net Debt to annualized quarterly pro forma EBITDA ratios were 6.1x and 5.7x, respectively.

During the quarter ended June 30, 2020, the Company issued 4,472,192 shares of the Company's common stock through the Company's March 2019 and December 2019 ATM Programs at a net weighted average price of $23.12 per share, raising net proceeds to the Company of approximately $103.4 million. 3,402,100 of these shares of the Company’s common stock were issued in settlement of certain forward sales transactions entered into in prior quarters. As of June 30, 2020, the Company had also entered into forward sales transactions under its March 2019 and December 2019 ATM Programs for the sale of an additional 3,348,429 shares of its common stock that have not yet been settled. Assuming the forward sales transactions are physically settled in full utilizing a net weighted average initial forward sales price of $25.99 per share, the Company expects to receive net proceeds of approximately $87.0 million.

Dividend

On July 29, 2020, the Board of Directors of Easterly approved a cash dividend for the second quarter of 2020 in the amount of $0.26 per common share. The dividend will be payable September 11, 2020 to shareholders of record on August 13, 2020.

Subsequent Events

Subsequent to quarter end, the Company entered into forward sales transactions under the Company’s December 2019 ATM Program for the sale of an additional 524,794 shares of the Company’s common stock that have not yet been settled.  Assuming these forward sales transactions are physically settled in full utilizing a net weighted average initial forward sales price of $22.69 per share, the Company expects to receive net proceeds of approximately $11.9 million.

The Company currently has forward sales transactions under the Company’s March 2019 and December 2019 ATM Programs for the sale of a total of 3,873,223 shares of its common stock that have not yet been settled.  Assuming these forward sales transactions are physically settled in full utilizing a net weighted average initial forward sales price of $25.54 per share, the Company expects to receive net proceeds of approximately $98.9 million.

Guidance

Outlook for the 12 Months Ending December 31, 2020

The Company is increasing its guidance for 2020 FFO per share on a fully diluted basis to a range of $1.23 - $1.25.

	Low	High
Net income (loss) per share – fully diluted basis	$0.13	0.15
Plus: real estate depreciation and amortization	$1.10	1.10
FFO per share – fully diluted basis	$1.23	1.25

This guidance assumes $200 million of acquisitions and $40 - $50 million of gross development-related investment during 2020.

This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current Nareit definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, is not indicative of operating income or cash provided by operating activities as determined under GAAP and may be presented on a pro forma basis. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper - 2018 Restatement, as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of the Company’s operating performance, which, when applicable, excludes the impact of acquisition costs, straight-line rent, amortization of above-/below-market leases, amortization of deferred revenue (which results from landlord assets funded by tenants), non-cash interest expense, non-cash compensation and other non-cash items. By excluding these income and expense items from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties. Certain prior year amounts have been updated to conform to the current year FFO, as Adjusted definition.

Net Debt and Adjusted Net Debt. Net Debt represents consolidated debt (reported in accordance with GAAP) adjusted to exclude unamortized premiums and discounts and deferred financing fees, less cash and cash equivalents. By excluding these items, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted Net Debt is Net Debt reduced by 1) the lesser of i) anticipated lump-sum reimbursement amounts and ii) the cost to date for each project under construction and 2) 40% times the amount by which the cost to date exceeds anticipated lump-sum reimbursement amounts for each project under construction. These adjustments are made to 1) remove the estimated portion of each project under construction that has been financed with debt which may be repaid with anticipated cost reimbursement payments from the US Government and 2) remove the estimated portion of each project under construction, in excess of anticipated lump-sum reimbursements, that has been financed with debt but has not yet produced earnings. See page 4 of the Company’s Q2 2020 Supplemental Information Package for further information. The Company’s method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Other Notes and Definitions

For purposes of calculating square feet and percent leased at the Company’s DHA - Aurora property and percent leased with respect to the Company’s total portfolio, 15,215 square feet at DHA - Aurora were excluded from total rentable square feet, as the Company attributed no value to this space at acquisition.

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 10:00 a.m. Eastern time on August 4, 2020 to review the second quarter 2020 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website.  A replay of the conference call will be available through August 18, 2020 by dialing 844-512-2921 (domestic) and 1-412-317-6671 (international) and entering the passcode 13706412. Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; loss of key personnel; the continuing adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies and on our financial condition and results of operations; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 25, 2020 and our Form 10-Q for the quarter ended June 30, 2020, filed with the Securities and Exchange Commission on or about August 4, 2020 and under the heading “Risk Factors” in our other public filings.  In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	June 30, 2020	December 31, 2019
Assets
Real estate properties, net	$2,108,759	$1,988,726
Cash and cash equivalents	8,915	12,012
Restricted cash	4,502	3,537
Deposits on acquisitions	1,350	1,800
Rents receivable	28,927	27,788
Accounts receivable	13,624	15,820
Deferred financing, net	1,394	1,749
Intangible assets, net	169,235	168,625
Interest rate swaps	-	541
Prepaid expenses and other assets	22,868	13,991
Total assets	$2,359,574	$2,234,589

Liabilities
Term loan facilities, net	248,784	248,602
Notes payable, net	447,048	446,927
Mortgage notes payable, net	204,624	206,312
Intangible liabilities, net	29,178	24,578
Deferred revenue	73,727	54,659
Interest rate swaps	15,408	5,837
Accounts payable, accrued expenses, and other liabilities	57,773	47,833
Total liabilities	1,076,542	1,034,748

Equity
Common stock, par value $0.01, 200,000,000 shares authorized,
79,655,374 and 74,832,292 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively.	797	748
Additional paid-in capital	1,371,293	1,257,319
Retained earnings	25,367	20,004
Cumulative dividends	(249,811)	(210,760)
Accumulated other comprehensive loss	(13,618)	(4,690)
Total stockholders' equity	1,134,028	1,062,621
Non-controlling interest in Operating Partnership	149,004	137,220
Total equity	1,283,032	1,199,841
Total liabilities and equity	$2,359,574	$2,234,589

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenues
Rental income	$59,550	$50,513	$116,133	$99,001
Tenant reimbursements	435	1,655	1,587	3,239
Other income	541	581	1,024	1,116
Total revenues	60,526	52,749	118,744	103,356

Expenses
Property operating	10,915	10,934	22,173	20,897
Real estate taxes	6,617	5,465	13,179	11,220
Depreciation and amortization	23,654	22,967	47,210	45,418
Acquisition costs	668	452	1,206	922
Corporate general and administrative	5,505	4,667	10,988	8,984
Total expenses	47,359	44,485	94,756	87,441

Other income (expense)
Interest expense, net	(9,004)	(8,018)	(17,907)	(16,150)
Gain on the sale of operating property	-	6,245	-	6,245
Net income	4,163	6,491	6,081	6,010

Non-controlling interest in Operating Partnership	(497)	(849)	(718)	(784)
Net income available to Easterly Government
Properties, Inc.	$3,666	$5,642	$5,363	$5,226

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.05	$0.08	$0.07	$0.08
Diluted	$0.05	$0.08	$0.07	$0.08

Weighted-average common shares outstanding:
Basic	76,171,627	68,247,822	75,532,169	64,756,271
Diluted	76,869,965	68,419,665	76,185,277	64,901,261

Net income, per share - fully diluted basis	$0.05	$0.08	$0.07	$0.08

Weighted average common shares outstanding -
fully diluted basis	86,766,753	78,227,623	85,750,924	74,550,106

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net income	$4,163	$6,491	$6,081	$6,010
Depreciation and amortization	23,654	22,967	47,210	45,418
Interest expense	9,004	8,018	17,907	16,150
Tax expense	177	135	266	253
Gain on the sale of operating property	-	(6,245)	-	(6,245)
EBITDA	$36,998	$31,366	$71,464	$61,586

Pro forma adjustments(1)	168
Pro forma EBITDA	$37,166

Net income	$4,163	$6,491	$6,081	$6,010
Depreciation and amortization	23,654	22,967	47,210	45,418
Gain on the sale of operating property	-	(6,245)	-	(6,245)
FFO	$27,817	$23,213	$53,291	$45,183
Adjustments to FFO:
Acquisition costs	668	452	1,206	922
Straight-line rent and other non-cash adjustments	(620)	(592)	(1,329)	(1,566)
Amortization of above-/below-market leases	(1,527)	(1,515)	(3,048)	(3,244)
Amortization of deferred revenue	(697)	(67)	(1,394)	(134)
Non-cash interest expense	360	323	718	645
Non-cash compensation	1,021	697	2,021	1,431
FFO, as Adjusted	$27,022	$22,511	$51,465	$43,237

FFO, per share - fully diluted basis	$0.32	$0.30	$0.62	$0.61
FFO, as Adjusted, per share - fully diluted basis	$0.31	$0.29	$0.60	$0.58

FFO, as Adjusted	$27,022	$22,511	$51,465	$43,237
Acquisition costs	(668)	(452)	(1,206)	(922)
Principal amortization	(878)	(842)	(1,748)	(1,678)
Maintenance capital expenditures	(1,646)	(1,338)	(2,523)	(2,240)
Contractual tenant improvements	(433)	(150)	(758)	(188)
Cash Available for Distribution (CAD)	$23,397	$19,729	$45,230	$38,209

Weighted average common shares outstanding -
fully diluted basis	86,766,753	78,227,623	85,750,924	74,550,106

1 Pro forma assuming a full quarter of operations from the two properties acquired in the second quarter of 2020.

Net Debt and Adjusted Net Debt

(Unaudited, in thousands)

June 30, 2020
Total Debt(1)	$906,007
Less: cash and cash equivalents	(8,915)
Net Debt	$897,092
Less: adjustment for projects under construction(2)	(49,919)
Adjusted Net Debt	$847,173

1 Excludes unamortized premiums / discounts and deferred financing fees.

2 See definition of Adjusted Net Debt on Page 4.